Exhibit 23.1


                        Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-94622) of Virbac Corporation of our reports dated May 1, 2000 relating to the financial statements, which appear on page F-2 and the financial statement schedule, which appears on page S-1 of this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Fort Worth, Texas
May 4, 2000




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                        Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-86880, 33-86892, 33-93340, 333-3192, 333-48069,
and 333-48073) of Virbac Corporation of our report dated May 1, 2000 relating to the financial statements, which appear on page F-2 and the financial statement schedule, which appears on page S-1 of this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Fort Worth, Texas
May 4, 2000

                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 20, 1999, for Virbac Inc. and Subsidiaries as of December 31, 1998 and for the two years in the period ended December 31, 1998, included in the Virbac Corporation's Form 10-K for the year ended December 31, 1999, into the Company's previously filed Registration Statements on Form S-3 (File No. 33-94622) and on Form S-8 (File Nos. 33-86880, 33-86892, 33-93340, 333-3192,
333-48069, and 333-48073). It should be noted that we have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 1998, or performed any audit procedures subsequent to January 20, 1999, the date of our report.


                                 /S/ ARTHUR ANDERSEN LLP


Fort Worth, Texas
May 4, 2000